================================================================================
    As filed with the Securities and Exchange Commission on November 14, 2002
                                                         Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            New Skies Satellites N.V.

             (Exact name of registrant as specified in its charter)



             The Netherlands                                N/A
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)


                              Rooseveltplantsoen 4
                               2517 KR The Hague,
                                 The Netherlands
                    (Address of principal executive offices)


                New Skies Satellites N.V. 1999 Stock Option Plan
      New Skies Satellites N.V. Stock Option Plan for the Supervisory Board
              New Skies Satellites N.V. 2002 Restricted Stock Plan
 New Skies Satellites N.V. 2002 Restricted Stock Plan for the Supervisory Board

                            (Full title of the plans)

                             CT Corporation System,
                           1633 Broadway, 23rd Floor,
                           New York, New York, 10019,
                                 (212) 664-1666

            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006


------------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
                                             Amount                   Proposed                  Proposed                Amount of
             Title of                        to be                    Maximum                    Maximum               Registration
            Securities                   Registered (1)               Offering                  Aggregate             Fee (2)(3)(4)
              to be                                                    Price                    Offering
            Registered                                            Per Share (2)(3)            Price (2)(3)
Ordinary Shares, nominal value .05
(five Eurocent) per share, to be
issued under the following plans:
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
New Skies Satellites N.V. 1999             1,168,554                  $5.00(2)                $5,842,770(2)             $670.19(2)
Stock Option Plan                            95,833                   $4.80(2)                 $459,998(2)
                                             55,000                   $4.84(2)                 $266,200(2)
                                             96,000                   $4.75(2)                 $456,000(2)
                                             66,000                   $3.50(2)                 $231,000(2)
                                             7,000                    4.10(2)                  $28,700(2)
                                      Subtotal: 1,488,387                                 Subtotal: $7,284,668
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
New Skies Satellites N.V. Stock              46,450                   $5.49(2)                 $255,011(2)              $23.46(2)
Option Plan for the Supervisory
Board
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
New Skies Satellites N.V. 2002               18,583                   $.05(2)                    $929(2)                 $.09(2)
Restricted Stock Plan
for the Supervisory Board
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
New Skies Satellites N.V. 2002              233,736                   $.05(2)                  $11,687(2)                 $1(2)
Restricted Stock Plan
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
Any of the Plans above(5)                  4,749,579                  $3.81(3)              $18,095,895.99(3)          $1,664.82(3)
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------
TOTAL                                      6,536,735                                                                    $2,359.56
----------------------------------- ------------------------- ------------------------- -------------------------- -----------------


(1) Consists of Ordinary Shares of New Skies Satellites NV (the "Registrant") issued pursuant to the New Skies Satellites N.V. 1999 Stock Option Plan, the New Skies Satellites N.V. Stock Option Plan for the Supervisory Board, the New Skies Satellites N.V. 2002 Restricted Stock Plan and the New Skies Satellites N.V. 2002 Restricted Stock Plan for the Supervisory Board (the "Plans"). Such indeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Plans are also registered hereby.

(2) With respect to 1,527,837 shares covered by stock options or restricted stock awards granted pursuant to the Plans prior to the filing of this Registration Statement, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act"), based on the price at which the stock options may be exercised or restricted stock purchased, as applicable. With respect to restricted stock awards granted under the 2002 Restricted Stock Plan and the 2002 Restricted Stock Plan for the Supervisory Board, converted into U.S. dollars based on the noon rate quoted by the Federal Reserve Bank of New York on November 18, 2002 of 1Euro=US $1.0083.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, with respect to American Depositary Shares representing ordinary shares issuable pursuant to stock options or other stock awards not yet granted under the Plans and based on the average of the high and low reported prices of the Registrant's American Depositary Shares reported on the New York Stock Exchange on November 15, 2002.

(4) American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issuable upon deposit of the ordinary shares have been registered under a separate registration statement of Form F-6. Each ADS is issued in respect of one ordinary share.

(5) The remaining shares may be issued pursuant to any of the Plans listed above at the discretion of the Registrant's Supervisory Board or a committee thereof.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

         The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

          (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed by the Registrant with the Commission on July 1, 2002;

          (b) The Registrant's reports on Form 6-K filed by the Registrant with the Commission on August 8, 2002, August 27, 2002 and October 31, 2002;

          (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(c) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001; and

          (d) The description of the Ordinary Shares of the Registrant contained under the caption "Description of the Ordinary Shares" and the description of the American Depositary Shares contained under the caption "Description of American Depositary Shares", each in the Prospectus forming part of the Registrant's Registration Statement on Form F-1 (No. 333-12654) filed by the Registrant under the Securities Act with the Commission on October 4, 2000.

         In addition, all of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

         Not applicable.

Item 5.   Interests of Named Experts and Counsel

         Not applicable.

Item 6.   Indemnification of Directors and Officers

         The articles of association provide that every member of the supervisory board, every member of the management board, and any officer or agent of the Company or any other person serving as a member of the supervisory board, management board, officer or agent of another company, partnership, joint venture, foundation, trust or other enterprise at the request of the Company (the "Indemnified Persons") who acts in good faith and in a manner reasonably believed to be in, or not opposed to, the Company's best interests, shall be indemnified all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in relation to any threatened, pending or completed action, suits or other proceedings, other than an action by the Company or on the Company's behalf. This indemnification will not be available if the person seeking indemnification acted with gross negligence or willful misconduct in the performance of their duty to the Company. The articles of association also provide that the Registrant may purchase insurance on behalf of any indemnified Person. In addition to the indemnification provided under the articles of association, each member of the Company's management board is indemnified by the Company against expenses, costs, claims and other liabilities, incurred by such member in connection with the performance of such member's functions and duties, except in relation to matters as to which such member acted in bad faith or with willful misconduct.

         In addition, under the Plan, the plan administrator (and each member thereof) is indemnified to the fullest extent provided by law and the articles of association described above.

Item 7.   Exemption from Registration Claimed

         Not applicable.

Item 8.   Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1 New Skies Satellites N.V. 1999 Stock Option Plan, as amended

         4.2 New Skies Satellites N.V. Stock Option Plan for the Supervisory Board, as amended

         4.3 New Skies Satellites N.V. 2002 Restricted Stock Plan

         4.4 New Skies Satellites N.V. 2002 Restricted Stock Plan for the Supervisory Board

         4.5 Articles of Association of the Registrant (including an English translation thereof) (filed as an Exhibit to the Registrant's Registration Statement on Form F-1 (No. 333-12564) filed September 19, 2000 under the Securities Act of 1933, as amended (the "Form F-1")) and incorporated herein by reference

         4.6 Form of Deposit Agreement (filed as an Exhibit to the Form F-1) and incorporated herein by reference

         5.1 Opinion of De Brauw Blackstone Westbroek N.V., counsel to the Registrant, as to the legality of the Ordinary Shares being registered

         13.1 Annual Report on Form 20-F for the year ended December 31, 2001, filed with the Commission on July 1, 2002

         13.2 Report on Form 6-K dated August 8, 2002

         13.3 Report on Form 6-K, dated August 27, 2002

         13.4 Report on Form 6-K, dated October 31, 2002

         23.1 Consent of Deloitte and Touche

         23.2 Consent of De Brauw Blackstone Westbroek N.V., counsel to the Registrant (included in Exhibit 5.1)

         24.1 Power of Attorney (included on signature pages)

Item 9.   Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, New Skies Satellites N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands on this 14th day of November, 2002.



                              NEW SKIES SATELLITES N.V.

                              By: /s/ Mary J. Dent
                                  ------------------------------------
                              Name: Mary J. Dent
                              Title: General Counsel and Member of the
                                     Management Board


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of New Skies Satellites N.V. (the "Company"), do hereby severally constitute and appoint Terence M. Seddon, Daniel S. Goldberg and Mary J. Dent, each our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below in connection with the Registration Statement of the Company on Form S-8 including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of November 14, 2002.




           Signature                             Title
           ---------                             -----

/s/ Daniel S. Goldberg
--------------------------------     Chief Executive Officer
Daniel S. Goldberg                   (principal executive officer)


/s/ Andrew M. Browne
--------------------------------     Chief Financial Officer
Andrew M. Browne                     (principal financial officer and principal
                                     accounting officer)

/s/ Terence Seddon
--------------------------------     Chairman of the Supervisory Board
Terence Seddon

/s/ Shing Kwong Fung
--------------------------------     Supervisory Director
Shing Kwong Fung

/s/ Ashok Ganguly
--------------------------------     Supervisory Director
Ashok Ganguly

/s/ Jerry Kolb
--------------------------------     Supervisory Director
Jerry Kolb

/s/ Gerd D. Mueller
--------------------------------     Supervisory Director
Gerd D. Mueller

/s/ Luigi Ruspantini
--------------------------------     Supervisory Director
Luigi Ruspantini

/s/ Claude Seguin
--------------------------------     Supervisory Director
Claude Seguin

/s/ Donald  Wear, Jr.
--------------------------------     Supervisory Director
Donald  Wear, Jr.



        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of New Skies Satellites N.V. in the United States on November 14, 2002.


 /s/ Donald J. Puglisi
------------------------------------            Authorized U.S. Representative
Donald J. Puglisi


                                                   EXHIBIT INDEX



Exhibit No.                      Description                                  Method of Filing
-------------   ---------------------------------------------------- ------------------------------------------
4.1             New Skies Satellites N.V. 1999 Stock Option Plan,    Filed herewith
                as amended

4.2             New Skies Satellites N.V. Stock Option Plan for      Filed herewith
                the Supervisory Board, as amended

4.3             New Skies Satellites N.V. 2002 Restricted Stock      Filed herewith
                Plan

4.4             New Skies Satellites N.V. 2002 Restricted Stock      Filed herewith
                Plan for the Supervisory Board

4.5             Articles of Association of the Registrant            Filed as an Exhibit to the F-1, and
                (including an English translation thereof)           incorporated herein by reference

4.6             Form of Deposit Agreement                            Filed as an Exhibit to the F-1, and
                                                                     incorporated herein by reference

5.1             Opinion of De Brauw Blackstone Westbroek N.V.,       Filed herewith
                counsel to the Registrant, as to the legality of
                the ordinary shares being registered hereby

13.1            Annual Report on Form 20-F for the year ended        Filed herewith
                December 31, 2001, filed with the Commission on
                July 1, 2002

13.2            Report on Form 6-K dated August 8, 2002              Filed herewith

13.3            Report on Form 6-K dated August 27, 2002             Filed herewith

13.4            Report on Form 6-K dated October 31, 2002            Filed herewith

23.1            Consent of Deloitte and Touche                       Filed herewith

23.2            Consent of De Brauw Blackstone Westbroek N.V.,       Included in Exhibit 5.1
                counsel to the Registrant

24.1            Power of Attorney                                    Included on Signature Pages
